CUSTODY AGREEMENT
                               -----------------

Agreement made as of 19th day of February, 2001, by and among Dominion Institutional Services Corporation ("DISC"), a corporation organized under the laws of Texas and having its office at 5000 Quorum Drive, Suite 620, Dallas, Texas, 75240, Dominion Funds, Inc. ("Company") a corporation organized under the laws of Texas and having its office at 5000 Quorum Drive, Suite 620, Dallas, Texas, 75240, acting for and on behalf of all mutual fund portfolios as are currently authorized and issued by the Company or may be authorized and issued by the Company subsequent to the date of this Agreement (the "Fund"), which is operated and maintained by -the Company for the benefit of the holders of shares of the Fund, and Penson Financial Services (the "Custodian"), a member of a national securities exchange having its principal office and place of business at 1700 Pacific, Suite 1400, Dallas, Texas, 75201, which Agreement provides for the furnishing of custodian services to the Fund.

                                   WITNESSETH:

That for and in consideration of the mutual promises hereinafter set forth the Company, on he half of the Fund, and the Custodian agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "Authorized Person" shall be deemed to include the Chairman, President, Secretary, and the Vice President, or any other person, whether or not any such person is an officer or

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employee  of the  Company,  duly  authorized  by the Board of  Directors  of the
Company to give Oral Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time, subject in each case to any limitations on the authority of such person as set forth in Appendix A or any such Certificate.

2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of Board of Directors of the Company specifically approving deposits in the Book-Entry System.

3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is signed on behalf of the Fund by an Officer of the Company and is actually received by the Custodian.

4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person or clearing agency authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, provided that the Custodian has received a certified copy of a resolution of the Board of Directors of the Company specially approving such other person or clearing agency as a depository.

5. "Dividend and Transfer Agent" shall mean the dividend and transfer agent active, from time to time, in such capacity pursuant to a written agreement with the Fund, changes in which the Company shall immediately report to the Custodian in writing.

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6.   "Money Market  Security"  shall be deemed to include,  without  limitation, debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase and reverse repurchase agreement with respect to the same) and bank time deposits of domestic banks that are members of Federal Deposit Insurance Trust, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal fund or their equivalent on the same day as such purchase or sale.

7. "Officers" shall be deemed to include the Chairman, the President, the Secretary, and Vice President of the Company listed in the Certificate annexed hereto as Appendix A or such other certificate as may be received by the Custodian from time to time.

8. "Oral Instructions" shall mean oral instructions actually received by the Custodian from an Authorized Person (or from a person which the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions from Authorized Persons in such manner so that such Written Instructions are received by the Custodian on the next business days

9. "Prospectus" or "Prospectuses" shall mean the Fund's currently effective prospectus and statements of additional information, as filed with and declared effective by the Securities and Exchange Commissions.

10. "Security or Securities" shall mean Money Market Securities, common or preferred stocks, options, futures, gold, silver, bonds, debentures, corporate debt securities, notes, mortgages of other obligations, and any certificates, receipts, warrants or other instruments

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representing  rights  to  receive,  purchase  or  subscribe  for  the  same,  or evidencing or representing any other rights or interest therein, or any property or assets.

11. "Written Instructions" shall mean communication actually received by the Custodian from one Authorized Person or from one person which the Custodian reasonably believes in good faith to be an Authorized Person in writing, telex or any other data transmission system whereby the receiver or such communication is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the senders of such communication.

                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN
                            ------------------------



1. The Company, acting for and on behalf of the Fund, hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at any time owned by the Fund during the period of this Agreement ("Fund Assets").

2. The Custodian hereby accepts appointment as such Custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III
                    DOCUMENTS TO BE FURNISHED BY THE COMPANY
                    ----------------------------------------

The Company hereby agrees to furnish to the Custodian the following documents:

1.   A copy of its Article of Incorporation certified by its Secretary.

2.   A copy of its By-Laws certified by its Secretary.

3. A copy of the resolution of its Board of Directors appointing the Custodian certified by its Secretary.

4.   A copy of the most recent Prospectuses of the Company.

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

5. A Certificate of the President and Secretary setting forth the names and signatures of the present Officers of the Company.

                                   ARTICLE IV
                         CUSTODY OF CASH AND SECURITIES
                         ------------------------------

1. The Company will deliver or cause to be delivered to the Custodian all Fund securities property and cash ("Fund Assets") including cash received for the issuance of its shares, at any time during the period of this Agreement. The Custodian will not be responsible for such Fund Assets until actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and monies are not finally collected within 30 days of the making of such credits. The Custodian is hereby authorized by the Company acting on behalf of the Fund, to actually deposit any Fund Assets in the Book-Entry System or in a depository, provided, however, that the Custodian shall always be accountable to the Company for the fund Assets so deposited.

2. The Custodian shall credit to a separate account or accounts in the name of each respective Fund all monies received by it for the account of such Fund, and shall disburse the same only:

     a. In payment for Securities purchased for the account of such Fund, as provided in Article V;

     b. In payment of dividends or distributions, as. provided in Article VI hereof;

     c.   In payment  for shares of such Fund  redeemed  by it, as  provided  in
          Article VII hereof; or

     d. Pursuant to Certificates (i) directing payment and setting forth the name and

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          address of the person to whom the payment is to be made, the amount of such payment and the purpose for which payment is to be made (the Custodian not being required to question such direction) or (ii) if reserve requirements are established for the Fund by law or by valid regulation, directing the Custodian to deposit a specified amount of collected fund in the form of U.S. dollars at a specified Federal Reserve bank and stating the purpose of such deposit.

3. Promptly after the close of business on each day the funds are open and valuing their portfolios, the Custodian shall make available to the Company with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Company with a detailed statement of the Securities held for the Fund under this Agreement.

4. All Securities held for the Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Company agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or

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

name of the Book-Entry or the Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System by the Depository or a Sub-Custodian in a separate account or accounts in the name of the Fund segregated at all times from those of any other fund maintained and operated by the Company and from those of any other person or persons.

5. Unless otherwise instructed to the contrary by a Certificate, the Custodian shall with respect to all Securities held for the Fund in accordance with this
Agreement:

     a. Collect all income due or payable to the Fund with respect to each Fund's Assets;

     b. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

     c.   Surrender Securities in temporary form for definitive Securities;

     d. Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect; and

     e. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

6. Upon receipt of a Certificate and not otherwise, the Custodian directly of through the use of the Book-Entry System or the Depository shall:

     a.   Execute  and  deliver  to such  persons as may be  designated  in such
          Certificate   proxies,   consents,   authorizations,   and  any  other
          instruments whereby the authority

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

          or the Fund as owner of any Securities may be exercised;

     b. Deliver any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, recapitalization or sale of assets, of any corporation, or the exercise of any conversion privilege and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

     c. Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganizations, merger, consolidation or recapitalization of the Fund.

7. The Custodian shall promptly deliver to the Company all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by the Fund. The Custodian shall not vote or authorize the voting of any Securities or give any consent,

8. The Custodian shall promptly deliver to the Company all material received by the Custodian and pertaining to Securities held by the Fund with respect to tender or exchange offers, calls for redemption or purchase, expiration of eights, name changes, stock splits and stock dividends, or any other activity involving ownership rights in such Securities.

9. All securities and investments of the Company which are held in physical custody by the Custodian shall be maintained in accordance with the following:

     a. The securities and similar investments held in such custody by the Custodian shall at all times be individually segregated from the securities and investments of any

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

          other person and marked in such manner as to clearly identify them as the property of the Fund, both upon physical inspection thereof and upon examination of the books of the Custodian. The physical segregation and marking of such securities and investments may be accomplished by putting them in separate containers bearing the name of such Fund or by attaching tags or labels to such securities and investments.

     b. The Custodian shall shave no power or authority to assign, hypothecate, pledge or otherwise to dispose of any such securities and investments, except pursuant to the direction of the Company and only for the account of the Company.

     c. Such securities and investments shall be subject to no lien or charge or any kind in favor of the Custodian of any persons claiming through the Custodian.

     d. Such securities and investments shall be verified by actual examination at the end of each annual and semi-annual fiscal period by an independent public accountant retained by the Company, and shall be examined by such accountant at least one other time, chosen by the accountant, during each fiscal year. A certificate of such accountant stating that an examination of such securities has been made, and describing the nature and extent of the examination, shall be attached to a completed Form N-17f-1 and transmitted to the Securities and Exchange Commission promptly after each examination.

     e. Such securities and investments shall, at all times, be subject to inspection by the Securities and Exchange Commission through its employees or agents.

     f. The provisions of subsection (a), (b) and (c) of this Section 9 shall not apply to

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

     f. The provisions of subsection (a), (b) and (c) of this Section 9 shall not apply to securities and similar investments bought for or sold to the Company by the Custodian until the securities have been reduced to the physical possession of the Custodian and haven been paid for by the Company; Provided, That the Custodian shall take possession of such securities at the earliest practicable time. Nothing in this subsection shall be construed to relieve any company which is a member of a national securities exchange of any obligation under existing law or under the rules of any national securities exchange.

10. The Custodian may deposit the securities in a clearing agency which acts as a securities depository or the book-entry system, or both, under an arrangement that contains the following elements:

     a. The Custodian may deposit the securities directly or through one or more agents which are also qualified to act as custodians for investment companies.

     b. The Custodian (or its agent) shall deposit the securities in an account that includes only assets held by it for customers.

     c. The Custodian shall send the Fund a confirmation of any transfers to or from the account of the Fund. Where securities are transferred to that account, the Custodian shall also, by book-entry or otherwise, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities (i) registered in the name of the Custodian (or its nominee) or (ii) shown on the Custodian's account on the books of the clearing agency, the book-entry system, or the Custodian's agent. For this purpose, the term "confirmation" means advice or notice of a

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

          confirmation required of broker-dealers under the Securities Exchange Act of 1934.

     d. The Custodian, or its agent which deposits the securities, shall promptly send to the Fund reports it receives from the appropriate Federal Reserve Bank or clearing agency on its respective system of internal accounting control. The Custodian and all the agents through which the securities are deposited shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

     e. For the purpose of this section, a "securities depository" is a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

                                    ARTICLE V
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND
                  --------------------------------------------

1. Promptly after each purchase of Securities by the :Fund, the Company shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) The name of the issuer and the title of the Securities, (b) the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase and (f) the name of the person

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from whom or the broker through whom the purchase was made. The custodian  shall upon receipt of Securities purchased by or for the Fund, pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions.

2. Promptly after each sale of Securities by the Company for the account of the Fund, the Company shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each sale of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security, (b) the principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale and (f) the name of the broker through whom or the person to whom the sale was made. The custodian shall deliver the Securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities;

3. On contractual settlement date, the account of each respective Fund will be charged for all purchases settling on that day, regardless of whether or not delivery is made. On contractual settlement date, sale proceeds will likewise be credited to the account of such Fund irrespective of delivery.

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In the case of "sale fails",  the  Custodian  may request the  assistance of the
Fund in making delivery of the failed Security.

                                   ARTICLE VI
                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS
                      -------------------------------------

1. The Company shall furnish to the Custodian a copy of the resolution of the Board of Directors, certified by the Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of shares of the Fund, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date and the total amount to be paid by the Dividend and Transfer Agent of the Fund on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of shares of the Fund on a daily basis and authorizing the Custodian to rely on Written Instructions or a Certificate setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

2. Upon the payment date specified in such resolution, Written Instructions or Certificate, as the case may be, the Custodian shall arrange for such payments to be made to the Dividend and Transfer Agency out of monies held for the account of the Fund.

                                   ARTICLE VII
                    SALE AND REDEMPTION OF SHARES OF THE FUND
                    -----------------------------------------

1. The Custodian shall receive and credit to the account of each Fund such payments for

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

shares of such Fund issued or sold from time to time as are received from the distributor for the Fund's shares, from the Dividend and Transfer Agent of the Fund, or from the Trust.

2. Upon receipt of Written Instructions, the Custodian shall arrange for payment of redemption proceeds to be made to the Dividend and Transfer Agent out of the monies held for the account of the respective Fund in the total amount specified in the Written Instructions.

3. Notwithstanding the above provisions regarding the redemption of any shares of the Fund, whenever share of the Fund are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise subsequently instructed by Written Instructions shall, upon receipt of any Written Instructions setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the account of the Fund for such purposes.

                                  ARTICLE VIII
                            CONCERNING THE CUSTODIAN
                            ------------------------

1. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss of damage arising out if its negligence or, willful misconduct. The Company on behalf of the Fund, shall defend, indemnify and hold harmless the Custodian and its Trustees, Officers, Employees and Agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Company's duties with respect to the Fund hereunder or any other action or inaction of the Company of its Directors, Officers, Employees, or Agents as to the Fund, except such as may arise from the

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

negligent action, omissions or willful misconduct of the Custodian, its Directors, Officers, Employees or, Agents. The Custodian shall defend, indemnify and hold harmless the Company and its Directors, Officers, Employees or Agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise' from or relating to the Custodian's duties with respect to the Fund hereunder or any, other action or inaction of the Custodian or its Directors, Officers, Employees, Agency, nominees or Sub-Custodians as to the Fund, except such as may arise from the negligent action, omissions or willful misconduct of the Company, Its Directors, Officers, Employees or Agents. The Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Company at the expense of the Fund, or if its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advise or opinion of counsel of the Company, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such questions of law. The Custodian shall be liable to the Company for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reasons of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agency, nominees or Sub-Custodians but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Company on behalf of the Fund, of principal and of interest to the date of recovery on, Securities incorrectly omitted from the Fund's account or penalties imposed on the Company, in connection with the Fund, for any failures to deliver Securities.

     In any case in which one party hereto may be asked to indemnify the other or hold the other harmless; the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in questions, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party acid satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right in indemnification confess any I claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent).

The obligations of the parties hereto under this paragraph shall survive the termination of the Agreement.

2. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

     (a) The validity of the issue of any Securities purchased by or for the account of the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

     (b) The legality of the sale of any Securities by or for the account of the Fund, or the propriety of the amount for which the same share sold;

     (c) The legality of the issue or sale of any shares of the Fund, or the sufficiency of the amount to be received therefor;

     (d) The legality of the redemption of any shares of the Fund, or the propriety of the amount to be paid therefor;

     (e) The legality of the declaration or payment of any dividend by the Company in respect of shares of the Fund;

     (f) The legality of any borrowing by the Company, on behalf of the Fund, using Securities as collateral;

     (g) The sufficiency of any deposit made pursuant to a Certificate described in clause (ii) of paragraph 2(e) of Article IV hereof.

3. The Custodian shall not be liable for any money or collected fund in U.S. dollars deposited in a Federal Reserve Bank in accordance with a Certificate described in clause (ii) of paragraph 2(d) of Article IV hereof, nor be liable for or considered to be the Custodian of any money, whether or not represented by any check, draft, or other instrument for the. payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or Depository.

4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Dividend and Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Dividend and Transfer Agent of the Fund of any amount paid by the Custodian to the Dividend and Transfer Agent of the Fund in accordance with this Agreement.

5. Income due or payable to the Fund with respect to Fund Assets will be credited to the account of the Fund as follows:

     (a) Dividends will be credited on the first business day following payable date irrespective of collection.

     (b) Interest on fixed rate municipal bonds and debt securities issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof (excluding securities issued by the Government National Mortgage Association will be credited on payable date irrespective of collection.

     (c)  Interest on fixed rate corporate debt  securities  will be credited on
          the  first  business  day  following   payable  date  irrespective  of
          collection.

6. Notwithstanding paragraph 5 of this Article IX, the Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction or reimbursement of its costs and expenses in connection with any which action, or at the Custodian's option, prepayment

7. The Custodian may appoint one or more financial or banking institutions, as Depository or Depositories or as Sub-Custodian or Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and monies at any time owned by the Fund, upon terms and conditions approved in a Certificate. Current Depository(s) and Sub-Custodian(s) are noted in appendix B., The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such Depositories or Sub-Custodians.

8. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of the Articles of Incorporation and the Company's By-Laws.

9. The Custodian shall treat all records and other information relating to the Company, the Fund and the Fund's Assets as confidential and shall not disclose any such records or information to any other person unless (a) the Company shall have consented thereto in writing or (b) such disclosure is compelled by law.

10. The Custodian shall be entitled to receive and DISC agrees to pay to the Custodian, for the Fund's account, such compensation as shall be determined pursuant to appendix C attached hereto, or as shall be determined pursuant to amendments to such appendix approved by the Custodian and the Trust, on behalf of the Fund.

11. The Custodian shall be entitled to rely upon any Certificate if such reliance is made in good faith. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or V hereof. The Company agrees to forward to the Custodian Written Instructions from Authorized Persons confirming Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, on the first business day following the day on which such Oral Instructions are given to the Custodian. The Company agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the Transactions or enforceability of the Transactions hereby authorized by the Company. The Company agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

12. The Custodian will (a) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligation so the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31 a-1 and 31 a-2, thereunder, and (b) preserve for the period prescribed by applicable Federal statute or regulation all records required to be so preserved. The books and records of the Custodian shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Company.

13. The Custodian and its Sub-Custodians shall promptly send to the Company, for the account of the Fund, any report received on the systems of internal accounting control of the Book-Entry System or the Depository and with such reports on their own systems of internal accounting control as the Company may reasonably request from time to time.

14. The Custodian performs only the services of a custodian and shall have no responsibility for 'the management, investment or reinvestment of the Securities from time to time owned by the Fund. The Custodian is not a selling agent for shares of the Fund and performance of its duties as a custodial agent shall not be deemed to be a recommendation to the Custodian's depositors or others of shares of the Fund as an investment.

                                   ARTICLE IX
                                   TERMINATION
                                   -----------

1. Either of the parties hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less the ninety (90) days after the date of giving of such notice. If such notice is given by the Company on behalf of the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Trust, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians each of which shall be an entity specified in paragraph (1) or (2) of
Section 17(f) of the Investment Company Act of 1940, as amended (the "1940 Act"). In the event such notice is given by the Custodian, the Company shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Trustees, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Fund. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be an entity specified in paragraph (1) or (2) of Section 17(f) of the 1940 Act. Upon the: date set forth in such notice, this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the Fund and held by its as Custodian. Upon termination of this agreement, the Company shall pay to the Custodian on behalf o the Fund such compensation as may be due as of the date of such termination. The Trust agrees on behalf of the Fund that the Custodian shall be reimbursed for it reasonable costs in connection with the termination of this Agreement.

2. If a successor custodian is not designated by the Company, on behalf of the Fund, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the company shall upon the delivery by the Custodian to the Company of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and monies then owned by the Fund, other than monies deposited with a Federal Reserve Bank pursuant to a Certificate described in clause (ii) of paragraph 2(e) of Article IV, be deemed to be the custodian for the Fund, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust to hold such Securities hereunder in accordance with this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

1. Appendix A sets forth the names and the signatures of all Authorized Person. The Company agrees to furnish to the Custodian, on behalf of the Fund, a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Appendix A.

2. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, Officer, Director, past, present or future as such, of the Company or DISC or of any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Directors, of the Company or DISC or of any predecessor successor, or any of them as such, because of the obligations contained in this Agreement of implied therefrom and than any and all such liability if hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

3. The obligations set forth in this Agreement as having been made by the Company have been made by the Directors of the Company, acting as such Directors for and on behalf of the Fund, pursuant to the authority vested in them under the laws of the State of Texas, Articles of Incorporation and the By-Laws of the Company. This Agreement has been executed by Officers of the Company as Officers, and not individually, and the obligations contained herein are not binding upon any of the Directors, Officers, Agents, or holders of shares, personally, but bind only the Company and then only to the extent of Fund Assets.

4. Such provisions of the Prospectuses of the Fund and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address) shall be reviewed with the Custodian by the Company.

5. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its officers at 1700 Pacific, Suite 1400, Dallas, Texas, 75201, or at such other place as the Custodian may from time to time designate in writing.

6. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Company shall be sufficiently given when delivered to the Company or on the second business day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Company at its office at 5000 Quorum Drive, Suite 620, Dallas, Texas, 75240, or at such other place as the Company may from time to time designate in writing.

7. This Agreement with the exception of Appendices A & B may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Directors of the Company.

8. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company or by the Custodian, and no attempted assignment by the Company or the Custodian shall be effective without the written consent of the other party hereto.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. 10. This Agreement constitutes the entire agreement among the parties with respect to the subject hereof, and supersedes and rescinds any and all prior agreements, written or oral, with respect to the subject hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

ATTEST:                            DOMINION FUNDS, INC.

/s/                                BY: /s/ Douglas W. Powell
--------------------------             --------------------------------------
                                   Douglas W. Powell, Chief Executive Officer

ATTEST:                            PENSON FINANCIAL SERVICES

                                   BY:
--------------------------             --------------------------------------


ATTEST:                            DOMINION INSTITUTIONAL SERVICES CORPORATION

/s/                                BY: /s/ Douglas W. Powell
--------------------------             --------------------------------------
                                   Douglas W. Powell, Chairman of the Board

                                   APPENDIX A

                         Authorized Persons

Chairman:                Peter Goldschmidt

CEO:                     Doug W. Powell

President:               C. Dewey Elliott, III

Secretary:               Doug W. Powell

Transfer Agent:          William B. Carmichael

Investment Advisor:      Nye, Parnell, & Emerson Capital Management, Inc.

Advisor Employees:       Paul Dietrich
                         David Cunningham

Fund Accountant:         Mike Touhey

                                   APPENDIX B

The following  Depository(s) and  Sub-Custodians)  are employed currently by May
Financial Corporation for securities processing and control ....

                            Depository Trust Company

                            Bankers Trust Company